                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements on Form S-3 (333-51373), Form S-3 (333-51373); Form S-3 (333-51373),
of our report dated April 1999 on the consolidated financial statements of Kaleidoscope Medial Group, Inc. and subsidiaries included in the 1998 Annual Report on Form 10-KSB. We also consent to the reference to our Firm under the caption "Experts" in the prospectuses.




/s/ Paneth, Haber & Zimmerman LLP
-----------------------------------
    Paneth, Haber & Zimmerman LLP
New York, New York
July 10, 2000

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form 10KSB and has duly caused this Amendment to the Form 10KSB to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 10, 2000.


                                  KALEIDOSCOPE MEDIA GROUP INC.


                                  By: /s/ Myron Hyman
                                      ---------------------------------
                                      Myron Hyman, Chief Executive Officer



              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry Siegel and Paul Siegel, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.





         Signatures                         Capacity                                               Date
         ----------                         --------                                               ----


/s/ Myron Hyman
----------------------------              Chief Executive Officer, Director                    July 10, 2000
Myron Hyman

/s/ Ann Collins
----------------------------              Chief Financial Officer (Principal Financial         July 10, 2000
Ann Collins                               Officer and Principal Accounting Officer)

/s/ Kevin Eastman
----------------------------              Director                                             July 10, 2000
Kevin Eastman

/s/ Richard Kostrya
----------------------------              Director                                             July 10, 2000
Richard Kostrya
